FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                             BOSTON BIOMEDICA, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Massachusetts                              04-2652826
---------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



             375 West Street, West Bridgewater, Massachusetts 02379
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               (Address of principal executive offices) (Zip Code)

If this Form relates to the  registration
of  a  class  of  debt  securities and is
effective   upon   filing   pursuant   to
General    Instruction   A(c)(1)   please
check the following box. __



If  this  Form relates  to  the registration
of a  class of debt  securities  and  is  to
become    effective    simultaneously   with
the    effectiveness     of    a  concurrent
registration statement under the  Securities
Act of 1933 pursuant to  General Instruction
A(c)(2) please check the following box. __




Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class                              Name of Each Exchange on Which
to be so Registered                              Each Class is to be Registered
-------------------                              ------------------------------
       None                                                  None


Securities to be registered pursuant to Section 12 (g) of the Act:


                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
                                (Title of class)








Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock contained in the Registration Statement on Form S-1 of Boston Biomedica, Inc. (No. 333-10759) under the Securities Act of 1933, filed on August 23, 1996, is incorporated herein by this reference. In addition, the description of the Common Stock contained in the final prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 is incorporated herein by this reference.

Item 2.  Exhibits.

      1. Amended and Restated Articles of Organization of the Registrant, previously filed on October 8, 1996 as Exhibit 3.1 to Amendment No. 1 to the Registration Statement, is incorporated herein by reference.

      2. Amended and Restated By-Laws of the Registrant, previously filed on October 8, 1996 as Exhibit No. 3.2 to Amendment No. 1 to the Registration Statement, is incorporated herein by reference.

      3. Specimen Certificate for Shares of Common Stock, $.01 par value per share, of the Registrant, filed on October 8, 1996 as Exhibit 4.1 to Amendment No. 1 to the Registration Statement, is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



(Registrant)      Boston Biomedica, Inc.
                  ---------------------------------------------------------

(Date)            October 24, 1996
                  ---------------------------------------------------------

(By)              /s/ Richard T. Schumacher
                  ---------------------------------------------------------
                   Richard T. Schumacher, President and Chief Executive Officer



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